UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                                FORM 8-K

Pursuant to Section 13, or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): July 22, 1997
                                                 (July 21, 1997)


                       HALLADOR PETROLEUM COMPANY
        (Exact name of registrant as specified in its charter)



        COLORADO                       0-14731            84-1014610
(State or other jurisdiction of      (Commission        (IRS Employer
incorporation or organization)       File Number)     Identification No.)


          1660 Lincoln St., Suite 2700, Denver, Colorado 80264
                (Address of principal executive offices)



      303-839-5504                                   FAX 303-832-3013
                       (Issuer's telephone number)



                                    N/A
     (Former name or former address, if changed since last report)


                       This report contains 3 pages.

ITEM 5.  OTHER EVENTS (SEE PRESS RELEASE BELOW)




FOR IMMEDIATE RELEASE                                 NEWS RELEASE



                                      CONTACT:  VICTOR P. STABIO, PRESIDENT
                                                (303) 839-5504


         YORKTOWN ENERGY PARTNERS II INVESTS $5 MILLION IN HALLADOR


        July 18, 1997, Denver, Colorado. -- Hallador Petroleum Company announced today Yorktown Energy Partners II and affiliates invested $5,000,000 in Hallador Petroleum, LLP, a newly formed limited liability partnership for which the Company will be the general partner and have a 70% interest in return for contributing its net assets and Yorktown will be the limited partners and have a 30% interest in return for its cash investment.

        The Company's current board of directors will comprise the executive committee of the partnership.

        Mr. Stabio, CEO, stated, "The additional cash will allow the Company to expand in its focus areas of California, the Williston Basin of Montana and North Dakota and the Big Horn Basin of Wyoming."

        Mr. Stabio also announced that on July 7th, Roderick V. Smith joined the Company as Vice-President. Mr. Smith, an attorney and landman, has over 20 years experience in the oil and gas business, primarily in the Rocky Mountain region.

        The Company, headquartered in Denver, is publicly traded on the OTC Bulletin Board (HPCO) and its public filings are available on the internet via the SEC's website at www.sec.gov.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               SIGNATURE


                                   HALLADOR PETROLEUM COMPANY



Date:  July 22, 1997               By: /s/ VICTOR P. STABIO
                                       Chief Executive Officer and
                                       Chief Financial Officer

                                       Signing on behalf of the
                                       registrant and as principal
                                       financial and accounting officer.














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